EXHIBIT 2
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Delphi Corporation, a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of December 22, 2006.

Highland Credit Strategies Fund

By:	/s/ James Dondero

Name: James Dondero
Title: President

Highland Capital Management, L.P.

By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero

Name: James Dondero
Title: President

Strand Advisors, Inc.

By:	/s/ James Dondero

Name: James Dondero
Title: President

James Dondero

/s/ James Dondero

Highland Multi-Strategy Onshore Master SubFund, L.L.C.

By:	Highland Multi-Strategy Master Fund, L.P., its managing member

By:	Highland Multi-Strategy Fund GP, L.P., its general partner

By:	Highland Multi-Strategy Fund GP, L.L.C., its general partner

By:	Highland Capital Management, L.P., its sole member

By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero

Name: James Dondero
Title: President

Highland Multi-Strategy Master Fund, L.P.

By:	Highland Multi-Strategy Fund GP, L.P., its general partner

By:	Highland Multi-Strategy Fund GP, L.L.C., its general partner

By:	Highland Capital Management, L.P., its sole member

By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero

Name: James Dondero
Title: President